EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to “The Parent Company 2007 Long-Term Incentive Plan” of The Parent Company of our report dated March 29, 2007 with respect to the consolidated financial statements of eToys Direct, Inc. included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-143765) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

January 10, 2008

Denver, Colorado